EQ ADVISORS TRUST
10f-3 TRANSACTIONS
JANUARY 1, 2003 TO JUNE 30, 2003


			Underwriter						Principal Amount	Aggregate
	Purchase		from Whom						of Purchase	Amount		Purchase
	Date		Purchased						by Advisor	of Offering	Price

EQ/J.P. Morgan Core Bond Portfolio
	01/23/03		Lehman Brothers, Salomon Smith Barney, Morgan Stanley	$166,873,550	$5,000,000,000	$99.626
	01/31/03		Lehman Brothers, ABN Amro Holdings NV, Bank of America	$6,247,553	$500,000,000	$99.642
	02/06/03		Goldman Sachs & Co.					$4,015,000	$2,000,000,000	$100.000
	02/06/03		Credit Suisse First Boston, Deutsche Bank			$3,555,000	$600,000,000	$99.458
	03/11/03		Lehman Brothers						$41,115,000	$1,000,000,000	$100.000
	04/30/03		Lehman Brothers, Inc.					$1,500,000	$1,000,000,000	$99.628
	05/12/03		Lehman Brothers, Inc.			 		$12,522,154	$300,000,000	$99.260
	05/13/03		BA Securities, Inc.						$50,205,000	$750,000,000	$99.980
	06/10/03		Salomon Brothers, Inc.					$59,984,310	$588,200,000	$99.970

	06/26/03		HSBC Securities						$97,225,000	$1,250,000,000	$100.000
	06/26/03		Salomon Brothers, Inc.					$42,344,374	$1,250,000,000	$99.200
	06/26/03		Salomon Brothers, Inc.					$118,934,407	$3,000,000,000	$98.620


EQ/High Yield Portfolio
	02/28/03		Salomon Smith Barney					$14,265,000	$300,000,000	$99.102
	03/11/03		Salomon Smith Barney					$11,000,000	$403,000,000	$99.299
	04/03/03		Goldman Sachs & Co.					$34,000,000	$935,000,000	$100.000
	04/04/03		JP Morgan Chase & Co.					$15,000,000	$450,000,000	$100.000
	04/29/03		Bank of America Securities					$24,000,000 	$450,000,000 	$100.000
	04/29/03		Bank of America Securities					$17,000,000 	$450,000,000 	$100.000
	05/14/03		Goldman Sachs & Co.					$20,000,000 	$300,000,000 	$100.000
	06/19/03		Citigroup, Inc.						$42,000,000 	$700,000,000 	$100.000


EQ/Balanced Portfolio
	06/18/03		Goldman Sachs & Co.					$7,353,962 	$803,250,000 	$59.500


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EQ ADVISORS TRUST
10f-3 TRANSACTIONS
JANUARY 1, 2003 TO JUNE 30, 2003	(continued)


			Commission
	Purchase		Spread or
	Date		Profit			Security				Affiliated Underwriter

EQ/J.P. Morgan Core Bond Portfolio
	01/23/03		$0.425/share		General Electric Company		J.P. Morgan Securities, Inc.
	01/31/03		$0.06/share		National Rural Utilities		J.P. Morgan Securities, Inc.
	02/06/03		$0.875/share		Goldman Sachs & Co.		J.P. Morgan Securities, Inc.
	02/06/03		$0.45/share		Boeing Co.	              	J.P. Morgan Securities, Inc.
	03/11/03		$0.65/share		TXU Energy	              	J.P. Morgan Securities, Inc.
	04/30/03		$0.65/share		Liberty Media Corp.		J.P. Morgan Securities, Inc.
	05/12/03		$0.70/share		Arizona Public Service Co.		J.P. Morgan Securities, Inc.
	05/13/03		$0.45/share		Aegon N.V.	              	J.P. Morgan Securities, Inc.
	06/10/03		$0.23/share		American Express Credit
                                                        	        		Account Master Trust	J.P. Morgan Securities, Inc.
	06/26/03		$1.00/share		HSBC Capital Funding LP		J.P. Morgan Securities, Inc.
	06/26/03		$0.75/share		General Motors Corp.		J.P. Morgan Securities, Inc.
	06/26/03		$0.75/share		General Motors Corp.		J.P. Morgan Securities, Inc.


EQ/High Yield Portfolio
	02/28/03		387 BP vs. T 3 7/8 02/13	Chesapeake Energy Corp.		Credit Lyonnais Securities
	03/11/03		471 BP vs. T 4 02/15/11	Moore North American Finance	Credit Lyonnais Securities
	04/03/03		533 BP vs T 3.875 02/13	Vivendi Universal SA		Credit Lyonnais Securities
	04/04/03		Gross fees 1.75%		Allied Waste North America		Credit Lyonnais Securities
	04/29/03		432 BP vs T 3.875 02/13	Owens Brockway Glass Containers	Credit Lyonnais Securities
	04/29/03		Gross fee 2%		Owens Brockway Glass Containers.	Credit Lyonnais Securities
	05/14/03		406 BP vs T 3.625 05/13	Forest City Enterprises, Inc.		Credit Lyonnais Securities
	06/19/03		341 BP vs T 3.625 05/13	Arch Western Finance, LLC		Credit Lyonnais Securities


EQ/Balanced Portfolio
	06/18/03		$2.38/share		Chubb Corp.			Merrill Lynch, Pierce, Fenner & Smith


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